EXHIBIT 11
                                                                      ----------

                    SIX MONTH     SIX MONTH
                    PERIOD        PERIOD       YEAR ENDED     YEAR ENDED     YEAR ENDED
                    ENDED JUNE    ENDED JUNE   DECEMBER       DECEMBER       DECEMBER
                    30/97         30/96        31, 1996       31, 1995       31, 1994
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Canadian
GAAP
----------------------------------------------------------------------------------------
Net loss for the
period              $1,004,012    $414,620     $1,314,126     $615,315       $813,610
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Weighted
average #
common
shares o/s for
the period          15,956,578   7,823,019      9,564,501    5,759,927      5,759,927
----------------------------------------------------------------------------------------
Loss per share
is net loss
divided by
weighted
average # o/s          $(0.063)    $(0.053)       $(0.137)     $(0.107)      $(0.141)
----------------------------------------------------------------------------------------
Note fully
diluted eps is
not presented
as it would in
all periods be
anti-dilutive
----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
US GAAP
----------------------------------------------------------------------------------------
Net loss for the
period              $1,004,012    $414,620     $1,314,126     $148,120
----------------------------------------------------------------------------------------
Weighted
average #
common
shares o/s for
the period          15,956,578   7,823,019      9,564,501    5,759,927
----------------------------------------------------------------------------------------
Loss per share
is net loss
divided by
weighted
average # o/s          $(0.063)    $(0.053)       $(0.137)     $(0.026)
----------------------------------------------------------------------------------------
Pro-forma loss
for the peiod       $1,389,802  $1,040,620     $1,940,126     $332,497
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Pro-forma loss
per share is
----------------------------------------------------------------------------------------
pro-forma loss
divided by
weighted
average # o/s          $(0.087)    $(0.133)       $(0.203)     $(0.058)
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Note under US
GAAP there
are no
common stock
equivalents as
in all periods
they would be
anti-dilutive
----------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------